Evoke Pharma, Inc. Reports Fourth Quarter and Full Year 2024 Financial Results and Provides Business Update

Q4 2024 revenue increased 24.6% over Q3 2024; Full-year 2024 revenue grew 97.8% year-over-year

Strong growth in key commercial metrics, including prescriber base, fill rates, and patient enrollments

Secured $14.3 million net proceeds in financings, ensuring Nasdaq compliance

Presented compelling healthcare resource utilization data on GIMOTI at key gastroenterology conferences, including an award-winning study on GLP-1 users with diabetic gastroparesis at ACG 2024

Conference call and webcast to be held today at 4:30 p.m. ET

SOLANA BEACH, Calif., March 13, 2025 – Evoke Pharma, Inc. (NASDAQ: EVOK), a specialty pharmaceutical company focused on treatments for gastrointestinal (GI) disorders with an emphasis on GIMOTI®, today announced financial results for the fourth quarter and full year ended December 31, 2024, and provided a corporate update.

“2024 was a transformative year for Evoke Pharma, as we successfully executed on key commercial and strategic initiatives that drove strong revenue growth, expanded patient access to GIMOTI, and reinforced our leadership position in the gastroparesis treatment market,” said Matt D’Onofrio, Chief Executive Officer of Evoke Pharma. “Our revenue nearly doubled year-over-year, reaching $10.2 million, and we exceeded our previous guidance while achieving significant growth across key commercial metrics. The transition to ASPN Pharmacies played a crucial role in these results, significantly improving prescription fulfillment rates and patient access. Additionally, our award-winning data presentation at ACG 2024 underscored GIMOTI’s clinical utility, particularly for GLP-1 users with diabetic gastroparesis.”

Fourth Quarter and Full Year 2024 Developments and Recent Highlights:

Revenue Growth and Market Expansion

•
Q4 2024 revenue increased 24.6% to $3.3 million over Q3 2024, while full-year revenue surged 97.8% to $10.2 million compared to the prior year.
•
Transition to ASPN Pharmacies improved prescription fulfillment, boosting healthcare provider awareness and patient access.
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The prescribers base grew 46% during the year, bringing total cumulative prescribers to 2,553.
•
Fill rates climbed 72% year-over-year.
•
Patient enrollments increased 22% year-over-year.

Stronger Financial Position

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Raised net proceeds of $14.3 million through equity financings and warrant exercises, ensuring Nasdaq compliance.
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Extended cash runway into Q1 2026, supporting commercialization and strategic initiatives.

Clinical Validation and Awareness

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Presented Healthcare Resource Utilization (HRU) data at DDW 2024, demonstrating improved patient outcomes in women and reduced healthcare burden.
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Award-winning study at ACG 2024 highlighted GIMOTI’s benefits for GLP-1 users with diabetic gastroparesis, earning the Presidential Poster Award and outstanding research award in the stomach category.

Competitive Positioning and Market Exclusivity

•
Continued to fortify broad intellectual property estate with two new U.S. patent allowances in December 2024; officially issued and Orange-book listed in Q1 2025.
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Following the Complete Response Letter (CRL) for Vanda Pharmaceuticals’ tradipitant, GIMOTI remains the only product approved by the FDA for diabetic gastroparesis in over a decade.
•
Discontinuation of domperidone access via FDA compassionate use program in the U.S. emphasizes the critical need for GIMOTI as a non-oral alternative.

“Looking ahead to 2025, we remain focused on expanding pharmacy partnerships to further improve patient access to GIMOTI. Our anticipated increased budget allocation from EVERSANA will support enhanced commercialization efforts, including the hiring of field reimbursement managers to help healthcare providers navigate payer policies and streamline patient access to GIMOTI. Additionally, we will continue generating and presenting new data while strategically engaging the gastroenterology community to further solidify GIMOTI’s role as the standard of care for diabetic gastroparesis.,” Mr. D'Onofrio concluded.

Fourth Quarter and Full Year 2024 Financial Review and Outlook

For the fourth quarter of 2024, net product sales were approximately $3.3 million compared with $1.7 million during the fourth quarter of 2023, and the net loss was approximately $1.2 million, or $0.49 per share compared with $2.0 million, or $7.13 per share, for the fourth quarter of 2023. For the year ended December 31, 2024, net product sales were approximately $10.2 million compared with approximately $5.2 million for the year ended December 31, 2023, and the net loss was approximately $5.4 million, or $2.81 per share, compared with a net loss of $7.8 million, or $27.97 per share, for the year ended December 31, 2023. The year-over-increase in revenue was due to significantly higher net product sales in 2024, resulting from:

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Enhanced prescription fulfillment through ASPN Pharmacy network
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Robust commercialization efforts
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Increased provider awareness through marketing of head-to-head real-world data demonstrating GIMOTI healthcare resource utilization benefits over oral metoclopramide

There were no research and development expenses incurred during the fourth quarter of 2024 compared with $23,000 for the fourth quarter of 2023. For the full year of 2024, research and development expenses were approximately $16,000 compared with approximately $0.2 million for the prior year.

For the fourth quarter of 2024, selling, general and administrative (SG&A) expenses were approximately $4.4 million compared with $3.5 million for the fourth quarter of 2023. For the year ended December 31, 2024, selling, general and administrative expenses were approximately $15.1 million versus approximately $12.2 million for the year ended December 31, 2023. The increase in SG&A costs year-over-year resulted primarily from higher marketing and Eversana profit sharing costs. We expect that selling, general and administrative expenses will increase in the future as we continue to progress with the commercialization of GIMOTI.

Total operating expenses for the fourth quarter of 2024 were approximately $4.5 million compared with $3.6 million for the same period of 2023. For the year ended December 31, 2024, total operating expenses were approximately $15.5 million compared with approximately $12.6 million for the full year of 2023.

As of December 31, 2024, cash and cash equivalents were approximately $13.6 million. We anticipate that based on our current and expanded operating and commercial plans, that our existing cash and cash equivalents along with the $14.3 million raised through equity financings in 2024, as well as future cash flows from net product sales of GIMOTI, will be sufficient to fund our operations into the first quarter of 2026.

Also, as of December 31, 2024, and the two preceding quarters, the company remained in compliance with Nasdaq’s minimum stockholder’s equity requirement.

Evoke projects net revenue in 2025 of approximately $16 million, an approximate 60% increase from 2024 net revenue. Evoke’s 2025 guidance is dependent on its current business and expectations, including recent growth rates in net sales, assumptions regarding reimbursements and prescription fills, as well as factors that are outside of our control, such as the global macroeconomic and geopolitical environment, continued supply chain constraints and inflationary pressures.

Conference Call and Webcast

Evoke’s management team will host a conference call today at 4:30 p.m. ET to discuss the results. The dial-in numbers for the conference call are (800)-267-6316 and 203-518-9783 for international callers. The conference ID is EVOKQ424. A live webcast can also be accessed under events on the company’s investor relations page.

About Evoke Pharma, Inc.

Evoke is a specialty pharmaceutical company focused primarily on the development of drugs to treat GI disorders and diseases. The company developed, commercialized and markets GIMOTI, a nasal spray formulation of metoclopramide, for the relief of symptoms associated with acute and recurrent diabetic gastroparesis in adults.

Diabetic gastroparesis is a GI disorder affecting millions of patients worldwide, in which the stomach takes too long to empty its contents resulting in serious GI symptoms as well as other systemic complications. The gastric delay caused by gastroparesis can compromise absorption of orally administered medications. Prior to FDA approval to commercially market GIMOTI, metoclopramide was only available in oral and injectable formulations and remains the only drug currently approved in the United States to treat gastroparesis.

Visit www.EvokePharma.com for more information.
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About Gimoti® (metoclopramide) nasal spray

GIMOTI is indicated for the relief of symptoms in adults with acute and recurrent diabetic gastroparesis. Important Safety Information

WARNING: TARDIVE DYSKINESIA

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Metoclopramide can cause tardive dyskinesia (TD), a serious movement disorder that is often irreversible. The risk of developing TD increases with duration of treatment and total cumulative dosage.
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Discontinue GIMOTI in patients who develop signs or symptoms of TD. In some patients, symptoms may lessen or resolve after metoclopramide is stopped.
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Avoid treatment with metoclopramide (all dosage forms and routes of administration) for longer than 12 weeks because of the increased risk of developing TD with longer-term use.

GIMOTI is not recommended for use in:

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Pediatric patients due to the risk of developing tardive dyskinesia (TD) and other extrapyramidal symptoms as well as the risk of methemoglobinemia in neonates.
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Moderate or severe hepatic impairment (Child-Pugh B or C), moderate or severe renal impairment (creatinine clearance less than 60 mL/minute), and patients concurrently using strong CYP2D6 inhibitors due to the risk of increased drug exposure and adverse reactions.

GIMOTI is contraindicated:

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In patients with a history of tardive dyskinesia (TD) or a dystonic reaction to metoclopramide.
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When stimulation of gastrointestinal motility might be dangerous (e.g., in the presence of gastrointestinal hemorrhage mechanical obstruction, or perforation).
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In patients with pheochromocytoma or other catecholamine-releasing paragangliomas. Metoclopramide may cause a hypertensive/pheochromocytoma crisis, probably due to release of catecholamines from the tumor.
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In patients with epilepsy. Metoclopramide may increase the frequency and severity of seizures.

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In patients with hypersensitivity to metoclopramide. Reactions have included laryngeal and glossal angioedema and bronchospasm.

Potential adverse reactions associated with metoclopramide include: Tardive dyskinesia (TD), other extrapyramidal effects (EPS), parkinsonism symptoms, motor restlessness, neuroleptic malignant syndrome (NMS), depression, suicidal ideation and suicide, hypertension, fluid retention, hyperprolactinemia, effects on the ability to drive and operate machinery. Most common adverse reactions (≥5%) for GIMOTI are: dysgeusia, headache, and fatigue. These are not all of the possible side effects of GIMOTI. Call your doctor for medical advice about whether you should take GIMOTI and the possible risk factors and side effects. You are encouraged to report negative side effects of prescription drugs to the FDA.

Visit www.fda.gov/medwatch or call 1-800-FDA-1088.

Safe Harbor Statement

Evoke cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the company’s current beliefs and expectations. These forward-looking statements include statements regarding: guidance regarding 2025 net product sales; potential future prescribing trends for GIMOTI based on Evoke’s or EVERSANA’s marketing efforts; Evoke’s commercialization plans, including the potential that GIMOTI could become the standard of care for gastroparesis; the potential for additional funds from the exercise of outstanding warrants and Evoke’s expected cash runway. The inclusion of forward-looking statements should not be regarded as a representation by Evoke that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Evoke’s business, including, without limitation: Evoke may not be able to achieve its guidance for 2025 including as a result of decreased demand for GIMOTI; Evoke’s and EVERSANA’s ability to successfully drive market demand for GIMOTI; Evoke’s ability to obtain additional financing as needed to support its operations; Evoke may use its capital resources sooner than expected; warrant holders may choose not to exercise any of the outstanding warrants; Evoke’s dependence on third parties for the manufacture of GIMOTI; Evoke is entirely dependent on the success of GIMOTI; inadequate efficacy or unexpected adverse side effects relating to GIMOTI that could result in recalls or product liability claims; Evoke’s ability to maintain intellectual property protection for GIMOTI; and other risks and uncertainties detailed in Evoke’s prior press releases and in the periodic reports it files with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Evoke undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investor & Media Contact:
Daniel Kontoh-Boateng
DKB Partners
Tel: 862-213-1398
dboateng@dkbpartners.net

Financial Statements to Follow

Evoke Pharma, Inc.

Balance Sheets

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$13,596,600	$4,739,426
Accounts receivable, net of allowance for credit losses of $0	2,420,373	673,071
Prepaid expenses	731,945	885,040
Inventories	445,081	481,840
Other current assets	43,898	47,532
Total current assets	17,237,897	6,826,909
Operating lease right-of-use asset	154,184	—
Deferred offering costs	120,614	241,637
Other long-term assets	6,312	—
Total assets	$17,519,007	$7,068,546
Liabilities and stockholdersʼ equity (deficit)
Current liabilities:
Accounts payable and accrued expenses	$2,341,191	$1,711,778
Accrued compensation	865,650	1,324,010
Operating lease liability	59,533	—
Note payable	5,000,000	5,000,000
Accrued interest payable	2,113,665	1,612,295
Total current liabilities	10,380,039	9,648,083
Operating lease liability, net of current portion	100,958	—
Total liabilities	10,480,997	9,648,083
Commitments and contingencies
Stockholdersʼ equity (deficit):
Preferred stock, $0.0001 par value; authorized shares — 5,000,000 as of December 31, 2024 and December 31, 2023; issued and outstanding shares — zero as of December 31, 2024 and December 31, 2023	—	—
Common stock, $0.0001 par value; authorized shares — 100,000,000 and 50,000,000 as of December 31, 2024 and December 31, 2023, respectively; issued and outstanding shares — 1,486,009 and 278,558 as of December 31, 2024 and December 31, 2023, respectively	149	28
Additional paid-in capital	135,829,493	120,859,873
Accumulated deficit	(128,791,632)	(123,439,438)
Total stockholdersʼ equity (deficit)	7,038,010	(2,579,537)
Total liabilities and stockholdersʼ equity (deficit)	$17,519,007	$7,068,546

Evoke Pharma, Inc.

Statements of Operations

	Year Ended December 31,
	2024	2023
Net product sales	$10,249,415	$5,180,630
Operating expenses:
Cost of goods sold	356,531	201,879
Research and development	16,322	181,907
Selling, general and administrative	15,080,699	12,227,735
Total operating expenses	15,453,552	12,611,521
Loss from operations	(5,204,137)	(7,430,891)
Other income (expense):
Interest income	353,313	138,596
Interest expense	(501,370)	(500,000)
Total other expense	(148,057)	(361,404)
Net loss	$(5,352,194)	$(7,792,295)
Net loss per share of common stock, basic and diluted	$(2.81)	$(27.97)
Weighted-average shares used to compute basic and diluted net loss per share	1,905,072	278,558

Evoke Pharma, Inc.

Statements of Cash Flows

	Year Ended December 31,
	2024	2023
Operating activities
Net loss	$(5,352,194)	$(7,792,295)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	773,121	1,128,109
Non-cash interest expense	501,370	500,000
Obsolete inventory adjustment	3,920	—
Non-cash operating lease expense	12,764	129,704
Change in operating assets and liabilities:
Accounts receivable	(1,747,302)	(48,239)
Prepaid expenses and other assets	29,803	31,932
Inventories	32,839	(192,462)
Accounts payable and accrued expenses	751,754	655,126
Accrued compensation	(458,360)	732,852
Operating lease liabilities	(6,457)	(129,704)
Net cash used in operating activities	(5,458,742)	(4,984,977)
Financing activities
Proceeds from February 2024 Offering	6,718,211	—
Payment of February 2024 Offering costs	(426,292)	(119,296)
Proceeds from March 2024 Warrant Amendment	1,229,874	—
Proceeds from June 2024 Warrant Amendment, net of issuance costs	308,429	—
Proceeds from September 2024 Exercise Price Warrant Amendment, net of issuance costs	2,532,449	—
Proceeds from September 2024 Warrant Amendment, net of issuance costs	370,622	—
Proceeds from exercise of Pre-Funded Warrants, Series A Warrants, Series B Warrants and Series C Warrants	3,582,814	—
Redemption of fractional shares due to reverse stock split	(191)	—
Net cash provided by (used in) financing activities	14,315,916	(119,296)
Net increase (decrease) in cash and cash equivalents	8,857,174	(5,104,273)
Cash and cash equivalents at beginning of period	4,739,426	9,843,699
Cash and cash equivalents at end of period	$13,596,600	$4,739,426

Supplemental disclosure of non-cash investing and financing activities
February 2024 Offering costs in accounts payable and accrued expenses	$—	$122,340
Operating lease right-of-use asset obtained in exchange for lease liability	$164,253	$—